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                                                                   Exhibit 21.01

                                 SUBSIDIARIES OF
                     OCEANEERING INTERNATIONAL, INC. ("OII")

                                            Percentage of Ownership Jurisdiction
                                                 by Oceaneering          of
Subsidiary                                    International, Inc.   Organization
----------                                  ----------------------- ------------

Consolidated Launcher Technology, Inc.               100%            Virginia
Eastport International, Inc.                         100%            Delaware
Gulf Coast International Inspection, Inc.            100%            Louisiana
Ian Murray Engineering Ltd.                          100%            Scotland
Marine Production Systems do Brasil Ltda.            100%            Brazil
Marine Production Systems Ltd.                       100%            Delaware
Marine Production Systems Servicos, Ltda.            100%            Brazil
Multiflex, Inc.                                      100%            Texas
Multiflex Limited                                    100%            Scotland
Ocean Systems Engineering, Inc.                      100%            Texas
Ocean Systems Engineering Limited                    100%            England
Oceaneering AS                                       100%            Norway
Oceaneering Australia Pty. Limited                   100%            Australia
Oceaneering BOP Controls, Inc.                       100%            Delaware
Oceaneering FSC, Inc.                                100%            Barbados
Oceaneering International AG                         100%            Switzerland
Oceaneering International (M) Sdn. Bhd.              100%            Malaysia
Oceaneering International Pte Ltd                    100%            Singapore
Oceaneering International, S.A. de C.V.              100%            Mexico
Oceaneering International Services Limited           100%            England
Oceaneering International (Sharjah) Limited          100%            Sharjah
Oceaneering Limited                                  100%            Canada
Oceaneering Services (Nigeria) Limited               100%            Nigeria
Oceaneering Space Systems, Inc.                      100%            Delaware
Oceaneering Canada, Ltd.                             100%            Delaware
Oceaneering Technologies, Inc.                       100%            Delaware
Oceaneering Underwater GmbH                          100%            Switzerland
Oceanteam UK Limited                                 100%            Scotland
Oil Industry Engineering, Inc.                       100%            Texas
P. T. Calmarine                                       50%            Indonesia
Pro-Dive Oceaneering Co.                              49%            Canada
Smit Oceaneering Cable Systems, L.L.C.                50%            Delaware
Solus Emirates                                       100%            U.A.E.
Solus Ocean Systems, Inc.                            100%            Delaware
Solus Oceaneering (Malaysia) Sdn. Bhd.                49%            Malaysia
Solus Schall Limited                                 100%            England
Solus Schall (Nigeria) Limited                        50%            Nigeria
Specialty Wire and Cable Company, Inc.               100%            Texas
Steadfast Oceaneering, Inc.                          100%            Virginia